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U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934
Date of Report (Date of Earliest
Event Reported): July 3, 2002
Commission File No. 000-28243

PARTS.COM, INC.

NEVADA	88-0344869

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

121 EAST FIRST STREET SANFORD, FLORIDA	32771

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number: (407) 302-1314

ITEM 5. OTHER ITEMS

On June 28, 2002, the Board of Directors of parts.com, Inc. (the Company) approved and accepted the extension until December 31, 2002 of the Convertible Promissory Notes of Mr. James M. Hall dated March 31, 2001; July 20, 2001; and September 28, 2001 which notes have been amended from time to time by Mr. James M. Hall. Said amendments now include a fixed convertible price of twenty-six cents ($.26) a share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS.COM, INC.

Date: July 3, 2002	By: /s/ Shawn D. Lucas

Shawn D. Lucas, President, Chairman and Co-CEO

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